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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-85987), of El Paso Energy Partners, L.P. (the "Partnership"), of: (A) (i) our report dated February 28, 2002 relating to the consolidated financial statements of the Partnership and subsidiaries and (ii) our report dated February 28, 2002 relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C., each of which appears in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2001; and (B)(i) our report dated April 18, 2002 relating to the consolidated balance sheet of El Paso Energy Partners Company, (ii) our report dated April 15, 2002 relating to the balance sheets of El Paso Energy Partners Finance Corporation,
(iii) our report dated April 18, 2002 relating to the combined financial statements of EPGT Texas Pipeline, L.P., El Paso Gas Storage Company and El Paso Hub Services Company and (iv) our report dated April 18, 2002 relating to the combined financial statements of EPGT Texas Pipeline, L.P., El Paso Gas Storage Company, El Paso Hub Services Company and the El Paso Field Services Gathering and Processing Businesses, each of which appears in the Partnership's Current Report on Form 8-K filed on April 22, 2002. We also consent to the reference to us under the heading "Experts" in the prospectus supplement which is part of such Registration Statement.


                                           /s/ PricewaterhouseCoopers LLP


Houston, Texas
April 22, 2002